SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):  January 23,
                              2001


             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identificati
                 of                       on No.)
            Incorporatio
                 n)


     45200 Business Court, Dulles, VA                  20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:  (703) 650-
                              6000


               515-A Shaw Road, Dulles, VA  20166
  (Former Name or Former Address, if Changed Since Last Report)





Item 9.

On January 23, 2001 Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen and Chief Financial Officer Richard Surratt will make a presentation to investors and financial analysts during the Raymond James Growth Airline Conference being held at the Grand Hyatt New York. The presentation is scheduled to take place at approximately 9:45am EST.

A live webcast of the conference is being presented by the sponsors. It is accessible through the following web address:
http://webcast.enterpulse.com/rjlive.html
The webcast will be available for replay for at least two days following the conference.

The accompanying slide presentation will be available as a PowerPoint file in the "For Investors" section of the Atlantic
Coast corporate website:www.atlanticcoast.com
This slide presentation will be available from shortly after the presentation, to 5p.m. EST on January 26, 2001.

Major topics to be covered in the presentation are:

 -Discussion of fixed-fee flying and overview of agreements with United and Delta Air Lines.

 -Company infrastructure.

 -Fleet plan and projected capacity growth.

 -Potential  benefits  to Atlantic Coast of pending  United  /  US
  Airways merger.

 -Financial overview of the year 2000.

A copy of the press release made in connection with this presentation is filed herewith as Exhibit 99.
                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.




Date:  January 23, 2001            By:  /S/ David Asai
                                   Title:    Vice President Finance
                                   and Controller